SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-A/A

                                 Amendment No. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Agouron Pharmaceuticals, Inc.
                        --------------------------------
                     (Exact name of registrant as specified
                                 in its charter)

                 California                      33-0061928
          (State of incorporation            (I.R.S. Employer
              or organization)               Identification No.)

            10350 North Torrey Pines Road, La Jolla, California 92037
       ------------------------------------------------------------------
                (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


        Title of each class            Name of each exchange on which
        to be so registered            each class is to be registered
        -------------------            ------------------------------
               None                                 N/A

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights (the "Rights")

     The Registrant hereby amends the following items of its Registration Statement on Form 8-A dated November 7, 1996, as follows:

Item 2.     Exhibits.
------      --------
  1         Amendment No. 1, dated as of November 27, 1996, to Rights
Agreement dated as of November 7, 1996 between Agouron Pharmaceuticals, Inc. and Chase Mellon Shareholder Services, L.L.C., which includes as Exhibit B the form of Rights Certificate.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereto duly authorized.

     Dated:  December 6, 1996.

                                       AGOURON PHARMACEUTICALS, INC.



                                       By   /s/ Peter Johnson
                                            ----------------------------
                                                   Peter Johnson
                                                   President and
                                              Chief Executive Officer

                                   EXHIBIT INDEX

Exhibit                                                             Page
-------                                                             ----

   1    Amendment No. 1, dated as of November 27, 1996, to
        Rights Agreement dated as of November 7, 1996 between
        Agouron Pharmaceuticals, Inc. and Chase Mellon
        Shareholder Services, L.L.C., which includes as Exhibit
        B the form of Rights Certificate.